Exhibit 32.2

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)

Each of the undersigned officers of Spirit Realty, L.P. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 3, 2017	/s/ THOMAS H. NOLAN, JR.
Thomas H. Nolan, Jr.
Chief Executive Officer and Manager of Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

/s/ PHILLIP D. JOSEPH, JR.
Phillip D. Joseph, Jr.
Executive Vice President, Chief Financial Officer and Treasurer of Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.